EXHIBIT 23.1

Consent of BDO Seidman, LLP

Consent of Independent Registered Public Accounting Firm

EDGAR Online, Inc.

Norwalk, Connecticut

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-81966), Form S-3 (No. 333-41472) and Form S-8 (No. 333-60246) of EDGAR Online, Inc. of our report dated March 31, 2010, relating to the consolidated financial statements and the financial statement schedule, which appear in this Form 10-K.

/s/ BDO SEIDMAN, LLP
New York, New York
March 31, 2010